OUTPROFORM

Third Quarter 2017

Earnings Release & Supplemental Financial Information

NATIONAL STORAGE

AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

18	Schedule 6 - Same Store Performance Summary

22	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 8 - Selected Financial Information

24	Glossary

November 6, 2017

National Storage Affiliates Trust Reports Third Quarter 2017 Results; Net Income Increases $3.3 million; Core FFO per Share Increases 13.8%; Same Store NOI Increases 6.7%; Acquired 19 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2017 results.
Key Highlights

•	Net income was $11.2 million for the third quarter of 2017, an increase of $3.3 million compared to $7.9 million for the third quarter of 2016.

•
Core funds from operations ("Core FFO") was $23.8 million, or $0.33 per share, for the third quarter of 2017, an increase of 13.8% per share compared to $18.2 million, or $0.29 per share, for the third quarter of 2016.

•
Same store NOI was $30.5 million for the third quarter of 2017, an increase of 6.7% compared to $28.6 million for the third quarter of 2016, driven by an increase of 5.4% in same store total revenues and a 2.4% increase in same store property operating expenses.

•	Same store average annualized rental revenue per occupied square foot was $11.83 for the third quarter of 2017, an increase of 5.7% compared to $11.19 for the third quarter of 2016.

•	Acquired 19 self storage properties during the third quarter of 2017 for $123.8 million.
Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "As expected, we had another great quarter with strong year-over-year increases in same store NOI and Core FFO per share. We acquired 19 properties for $124 million during the third quarter and closed on an additional 28 properties for $175 million subsequent to September 30. When combined with the $59 million of joint venture acquisitions we've completed thus far in 2017, we've acquired and made investments in 67 properties totaling nearly $460 million in value. In October we completed our first public perpetual preferred share offering for gross proceeds of $173 million. We were very pleased by how well our first preferred offering was received as we further strengthen our balance sheet by broadening our sources of capital. The preferred offering and the $85 million of secured debt financing that we completed during the third quarter provide us the financial flexibility to continue to execute on our growth strategy as we close out 2017 and look ahead to 2018."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,
	2017	2016	Growth
Net income	$11,226	$7,944	41.3%

Funds From Operations ("FFO")(1)	$23,650	$16,510	43.2%
Add back acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	140	1,737	(91.9)%
Core FFO(1)	$23,790	$18,247	30.4%

Earnings (loss) per share - basic	$0.03	$—	—%
Earnings (loss) per share - diluted	$0.03	$—	—%

FFO per share and unit(1)	$0.32	$0.26	23.1%
Core FFO per share and unit(1)	$0.33	$0.29	13.8%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
Third quarter 2017 net income increased $3.3 million, driven primarily by incremental NOI generated from 65 self storage properties acquired between October 1, 2016 and September 30, 2017 and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
Third quarter 2017 basic earnings per share increased $0.03 per share and diluted earnings per share increased $0.03 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
Third quarter 2017 FFO per share increased 23.1% and Core FFO per share increased 13.8%. The increases in FFO and Core FFO were primarily the result of $6.3 million of incremental NOI from 65 self storage properties acquired between October 1, 2016 and September 30, 2017, same store NOI growth of $1.9 million, $2.0 million of management fees and other revenue and $1.3 million of the Company's share of FFO and Core FFO from its unconsolidated real estate venture, partially offset by increases of $2.2 million of general and administrative expenses, $2.9 million of interest expense and $2.1 million of distributions to subordinated performance unitholders.

Total Consolidated Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended September 30,
	2017	2016	Growth
Total rental and other property-related revenue	$66,860	$52,949	26.3%
Property operating expenses	21,618	17,330	24.7%
Net Operating Income (NOI)	$45,242	$35,619	27.0%

Average Occupancy	90.4%	91.0%	(0.6)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.61	$11.24	3.3%
Third quarter 2017 total rental and other property-related revenue increased 26.3%, driven by $9.6 million of incremental revenues from 65 self storage properties acquired between October 1, 2016 and September 30, 2017 and a $2.2 million increase in same store total revenues.
Third quarter 2017 total property operating expenses increased 24.7% resulting from $3.3 million of incremental property operating expenses generated by 65 self storage properties acquired between October 1, 2016 and September 30, 2017, and an increase of $0.3 million in same store property operating expenses.
Total consolidated portfolio NOI was $45.2 million for the third quarter of 2017, an increase of 27.0% compared to NOI of $35.6 million for the third quarter of 2016.
NSA's consolidated portfolio included 413 self storage properties, approximately 25.2 million rentable square feet, with period-end occupancy of 89.9% as of September 30, 2017.
Same Store Operating Results (277 Properties)

($ in thousands, except per square foot data)	Three Months Ended September 30,
	2017	2016	Growth
Total rental and other property-related revenue	$44,117	$41,875	5.4%
Property operating expenses	13,595	13,275	2.4%
Net Operating Income (NOI)	$30,522	$28,600	6.7%
NOI Margin	69.2%	68.3%	0.9%

Average Occupancy	90.9%	91.4%	(0.5)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.83	$11.19	5.7%
Year-over-year, third quarter 2017 same store total revenues increased 5.4%, driven by a 5.7% increase in average annualized rental revenue per occupied square foot partially offset by a 50 basis point decrease in average occupancy. Same store property operating expenses were $13.6 million for the third quarter of 2017, an increase of 2.4% compared to $13.3 million for the third quarter of 2016 driven primarily by property tax expense increases.

Investment Activity
During the third quarter of 2017, NSA invested $123.8 million in the acquisition of 19 self storage properties located in nine states, encompassing over 1.3 million rentable square feet configured in approximately 10,200 storage units.
Subsequent to September 30, 2017, NSA acquired 28 additional self storage properties located in eight states, for a total investment of approximately $174.5 million encompassing approximately 1.8 million rentable square feet configured in approximately 13,700 storage units. NSA's unconsolidated real estate venture also invested approximately $9.3 million in a self storage property encompassing approximately 0.1 million rentable square feet configured in approximately 430 storage units.
Balance Sheet
In August 2017, NSA entered into an agreement with a single lender for an $84.9 million debt financing secured by 22 of the Company's self storage properties. This interest-only loan matures in August 2027 and has a fixed interest rate of 4.14%. The net proceeds from the debt financing were used to repay amounts outstanding under NSA's revolving line of credit.
In October 2017, NSA completed an underwritten public offering of 6,900,000 of its 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest ("Preferred Shares"), which included 900,000 Preferred Shares sold upon the exercise in full by the underwriters of their option to purchase additional Preferred Shares, resulting in gross proceeds to the Company of approximately $173 million. Generally, the Preferred Shares become redeemable by the Company beginning in October 2022 for a cash redemption price of $25.00 per share. NSA used the net proceeds from the offering to repay amounts outstanding under its revolving line of credit, and subsequently redrew under its revolving line of credit to fund the self storage property acquisitions described above.
Dividends
On August 24, 2017, NSA's Board of Trustees declared a quarterly cash dividend of $0.26 per common share, which was paid on September 29, 2017 to shareholders of record as of September 15, 2017.
2017 Guidance
NSA reaffirms its previously provided guidance estimates for the year ended December 31, 2017.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 6, 2017.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, November 7, 2017 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, November 7, 2017, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Tuesday, November 14, 2017. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the upcoming NAREIT REITWorld 2017 Annual Convention in Dallas, Texas on November 14 - 16, 2017.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 512 self storage properties located in 29 states with approximately 32 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUE
Rental revenue	$64,715	$51,263	$182,713	$135,548
Other property-related revenue	2,145	1,686	6,071	4,334
Management fees and other revenue	1,998	—	5,978	—
Total revenue	68,858	52,949	194,762	139,882
OPERATING EXPENSES
Property operating expenses	21,618	17,330	61,170	46,064
General and administrative expenses	7,480	5,259	22,066	14,431
Depreciation and amortization	18,463	14,319	54,946	38,299
Total operating expenses	47,561	36,908	138,182	98,794
Income from operations	21,297	16,041	56,580	41,088
OTHER (EXPENSE) INCOME
Interest expense	(9,157)	(6,265)	(24,788)	(17,050)
Loss on early extinguishment of debt	—	—	—	(136)
Equity in losses of unconsolidated real estate venture	(710)	—	(2,260)	—
Acquisition costs	(139)	(1,737)	(450)	(4,733)
Non-operating expense	(9)	(15)	(75)	(77)
Gain on sale of self storage properties	106	—	5,743	—
Other expense	(9,909)	(8,017)	(21,830)	(21,996)
Income before income taxes	11,388	8,024	34,750	19,092
Income tax expense	(162)	(80)	(767)	(301)
Net income	11,226	7,944	33,983	18,791
Net income attributable to noncontrolling interests	(9,955)	(7,955)	(29,790)	(9,222)
Net income (loss) attributable to National Storage Affiliates Trust	$1,271	$(11)	$4,193	$9,569

Earnings (loss) per share - basic	$0.03	$—	$0.09	$0.35
Earnings (loss) per share - diluted	$0.03	$—	$0.09	$0.25

Weighted average shares outstanding - basic	44,269	35,080	43,967	27,084
Weighted average shares outstanding - diluted	44,269	35,080	43,967	75,492

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Real estate
Self storage properties	$2,075,845	$1,844,336
Less accumulated depreciation	(153,783)	(110,803)
Self storage properties, net	1,922,062	1,733,533
Cash and cash equivalents	13,673	12,570
Restricted cash	4,683	2,767
Debt issuance costs, net	2,427	3,069
Investment in unconsolidated real estate venture	88,224	81,486
Other assets, net	41,928	44,730
Assets held for sale	—	13,937
Total assets	$2,072,997	$1,892,092
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,071,854	$878,954
Accounts payable and accrued liabilities	27,894	21,616
Deferred revenue	12,711	12,454
Total liabilities	1,112,459	913,024
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 44,316,107 and 43,110,362 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	443	431
Additional paid-in capital	595,354	576,365
Distributions in excess of earnings	(38,117)	(8,719)
Accumulated other comprehensive income	8,724	9,025
Total shareholders' equity	566,404	577,102
Noncontrolling interests	394,134	401,966
Total equity	960,538	979,068
Total liabilities and equity	$2,072,997	$1,892,092

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$11,226	$7,944	$33,983	$18,791
Add (subtract):
Real estate depreciation and amortization	18,187	14,117	53,773	37,831
Company's share of unconsolidated real estate venture real estate depreciation and amortization	2,042	—	5,832	—
Gain on sale of self storage properties	(106)	—	(5,743)	—
FFO attributable to subordinated performance unitholders (1)	(7,699)	(5,551)	(20,743)	(16,044)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	23,650	16,510	67,102	40,578
Add:
Acquisition costs	139	1,737	450	4,733
Company's share of unconsolidated real estate venture acquisition costs	1	—	22	—
Loss on early extinguishment of debt	—	—	—	136
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$23,790	$18,247	$67,574	$45,447

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	44,269	35,080	43,967	27,084
Weighted average restricted common shares outstanding	27	19	24	18
Weighted average OP units outstanding	26,361	24,310	25,984	23,761
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,835
Weighted average LTIP units outstanding	603	2,556	1,095	2,523
Total weighted average shares and units outstanding - FFO and Core FFO	73,095	63,800	72,905	55,221

FFO per share and unit	$0.32	$0.26	$0.92	$0.73
Core FFO per share and unit	$0.33	$0.29	$0.93	$0.82

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Earnings (loss) per share - diluted	$0.03	$—	$0.09	$0.25
Impact of the difference in weighted average number of shares(3)	(0.02)	—	(0.04)	0.09
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.14	0.13	0.41	—
Add real estate depreciation and amortization	0.25	0.22	0.74	0.68
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	—	0.08	—
Subtract gain on sale of self storage properties	—	—	(0.08)	—
FFO attributable to subordinated performance unitholders	(0.11)	(0.09)	(0.28)	(0.29)
FFO per share and unit	0.32	0.26	0.92	0.73
Add acquisition costs, Company's share of unconsolidated real estate venture acquisition costs, and loss on early extinguishment of debt	0.01	0.03	0.01	0.09
Core FFO per share and unit	$0.33	$0.29	$0.93	$0.82

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$11,226	$7,944	$33,983	$18,791
(Subtract) add:
Management fees and other revenue	(1,998)	—	(5,978)	—
General and administrative expenses	7,480	5,259	22,066	14,431
Depreciation and amortization	18,463	14,319	54,946	38,299
Interest expense	9,157	6,265	24,788	17,050
Equity in losses of unconsolidated real estate venture	710	—	2,260	—
Loss on early extinguishment of debt	—	—	—	136
Acquisition costs	139	1,737	450	4,733
Income tax expense	162	80	767	301
Gain on sale of self storage properties	(106)	—	(5,743)	—
Non-operating expense	9	15	75	77
Net Operating Income	$45,242	$35,619	$127,614	$93,818

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$11,226	$7,944	$33,983	$18,791
Add:
Depreciation and amortization	18,463	14,319	54,946	38,299
Company's share of unconsolidated real estate venture depreciation and amortization	2,042	—	5,832	—
Interest expense	9,157	6,265	24,788	17,050
Income tax expense	162	80	767	301
Loss on early extinguishment of debt	—	—	—	136
EBITDA	41,050	28,608	120,316	74,577
Add (subtract):
Acquisition costs	139	1,737	450	4,733
Company's share of unconsolidated real estate venture acquisition costs	1	—	22	—
Gain on sale of self storage properties	(106)	—	(5,743)	—
Equity-based compensation expense(1)	921	685	2,844	1,913
Adjusted EBITDA	$42,005	$31,030	$117,889	$81,223

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in NSA's consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End September 30,		Units at Period End September 30,		Rentable Square Feet at Period End September 30,		Occupancy at Period End September 30,
State	2017	2016	2017	2016	2017	2016	2017	2016	Growth
California	80	73	48,118	43,152	6,071,309	5,369,252	92.0%	92.0%	—
Oregon	56	53	22,724	21,456	2,866,738	2,728,903	89.3%	91.8%	(2.5)%
Texas	54	51	21,375	20,019	3,069,882	2,820,930	89.6%	88.1%	1.5%
Oklahoma	30	30	13,934	14,007	1,903,204	1,902,990	86.3%	86.7%	(0.4)%
North Carolina	29	30	13,104	13,438	1,599,784	1,655,191	91.8%	89.3%	2.5%
Florida	28	16	20,513	13,332	1,942,173	1,126,071	87.9%	86.5%	1.4%
Georgia	21	20	7,381	6,578	985,053	886,567	93.9%	94.4%	(0.5)%
Arizona	16	15	9,101	8,405	1,061,929	981,617	90.1%	90.7%	(0.6)%
Washington	15	14	5,065	4,788	644,700	601,840	91.7%	90.6%	0.6%
Indiana	14	6	7,844	3,164	1,007,545	462,366	85.0%	83.6%	1.4%
Nevada	11	5	5,754	2,766	727,352	360,852	94.2%	93.9%	0.3%
Colorado	10	9	4,634	4,131	564,359	503,746	95.0%	95.0%	—
Louisiana	10	10	4,520	4,443	630,023	614,183	84.4%	88.6%	(4.2)%
New Hampshire	10	9	4,187	3,669	509,125	444,225	88.9%	92.9%	(4.0)%
Ohio	7	—	2,690	—	348,838	—	87.3%	—	—
South Carolina	4	4	1,211	1,210	147,530	147,530	91.5%	91.3%	0.2%
Illinois	4	—	1,992	—	270,911	—	82.0%	—	—
Other(1)	14	7	6,220	3,166	838,339	441,057	87.8%	85.4%	2.4%
Total Consolidated/Weighted Average	413	352	200,367	167,724	25,188,794	21,047,320	89.9%	90.1%	(0.2)%

Total Unconsolidated/Weighted Average(2)	70	—	38,681	—	4,865,539	—	87.9%	—	—

Total Consolidated and Unconsolidated/Weighted Average	483	352	239,048	167,724	30,054,333	21,047,320	89.6%	90.1%	(0.5)%

(1) Other states in NSA's consolidated portfolio as of September 30, 2017 include Alabama, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico and Virginia.
(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2017 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2017	5	2,239	267,008	$26,780	$4,964	$183	$31,927
June 30, 2017	10	4,921	668,954	60,672	8,931	387	69,990
September 30, 2017	19	10,151	1,323,055	122,742	267	826	123,835
Total 2017(3)	34	17,311	2,259,017	$210,194	$14,162	$1,396	$225,752

Unconsolidated real estate venture (venture at 100%)(4)
June 30, 2017	4	3,085	327,408	49,700	—	145	49,845

Total 2017 Investments(4)	38	20,396	2,586,425	$259,894	$14,162	$1,541	$275,597

2017 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2017	1	360	43,935	$5,300
June 30, 2017	2	814	114,444	10,250
Total 2017 Dispositions(5)	3	1,174	158,379	$15,550

(3) NSA acquired self storage properties located in Arizona, California, Florida, Georgia, Illinois, Maryland, Massachusetts, Missouri, New Hampshire, Nevada, North Carolina, Oregon, Texas, Virginia and Washington during 2017.

(4) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%. Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

(5) NSA disposed of self storage properties located in California and North Carolina during 2017.

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2017
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.63%	2.60	$201,000
Term loan - 5 year tranche	2.63%	3.60	235,000
Term loan - 6 year tranche	3.24%	4.60	155,000
Term loan - 7 year tranche	3.71%	6.34	105,000
Term loan - 7 year	3.08%	5.75	100,000
Fixed rate mortgages payable	4.15%	7.89	272,678
Total Principal/Weighted Average	3.26%	5.14	1,068,678
Unamortized debt issuance costs and debt premium, net			3,176
Total Debt			$1,071,854

Debt Maturities

	Average Effective Interest Rate on Maturing Debt(1)	Maturities as a Percent of Total Principal	Maturities
2018 1Q	—	—	$—
2018 2Q	2.97%	0.3%	3,157
2018 3Q	—	—	—
2018 4Q	2.88%	0.3%	2,782
Total 2018	2.93%	0.6%	5,939

2019	—	—	—
2020	2.80%	22.4%	239,105
2021	2.67%	22.4%	238,920
2022	3.24%	14.5%	155,000
2023	3.68%	16.8%	179,036
2024	3.79%	11.7%	125,471
Thereafter	4.13%	11.6%	125,207
Total Principal/Weighted Average	3.26%	100.0%	1,068,678
Unamortized debt issuance costs and debt premium, net			3,176
Total Debt			$1,071,854

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.3x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.8x
Total Leverage Ratio		< 60.0%	43.0%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of September 30, 2017
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	44,289,022	44,289,022
Restricted common shares	27,085	27,085
Total shares outstanding	44,316,107	44,316,107
Operating partnership units	26,401,386	26,401,386
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	28,236,172	28,236,172
Long-term incentive plan units(2)	547,396	547,396
Total shares and Class A equivalents outstanding	73,099,675	73,099,675
Subordinated performance units(3)	11,418,815	16,557,282
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,361,149
Total subordinated partnership units	15,805,814	22,918,431
Total shares and units outstanding	88,905,489	96,018,106

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.45 OP units based on historical financial information for the trailing twelve months ended September 30, 2017. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Unconsolidated Real Estate Venture Properties as of September 30, 2017

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	3Q 2017 Average Occupancy
Florida	21	11,485	1,331,435	88.6%	87.6%
Alabama	11	4,065	611,002	86.5%	87.4%
New Jersey	10	7,521	925,105	88.8%	89.6%
California	10	6,485	867,411	85.4%	85.2%
Other(1)	18	9,125	1,130,586	88.8%	89.3%
Total/Weighted Average	70	38,681	4,865,539	87.9%	87.9%

Balance Sheet Information

Total Venture at 100%(2)	September 30, 2017	December 31, 2016
ASSETS
Self storage properties, net	$651,024	$614,754
Other assets	10,314	19,936
Total assets	$661,338	$634,690
LIABILITIES AND EQUITY
Debt financing	$317,277	$317,047
Other liabilities	5,880	4,498
Equity	338,181	313,145
Total liabilities and equity	$661,338	$634,690

(1) Other states in the unconsolidated real estate venture include Arizona, Delaware, Georgia, Nevada, New Mexico, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 5 (continued)

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Operating Information for the Three Months Ended September 30, 2017

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)(3)
Total revenue	$14,494	$3,623
Property operating expenses	4,989	1,246
Net operating income	9,505	2,377
Supervisory, administrative and other expenses	(1,034)	(258)
Depreciation and amortization	(8,168)	(2,042)
Interest expense	(2,880)	(720)
Acquisition and other expenses	(269)	(67)
Net loss	$(2,846)	$(710)

Operating Information for the Nine Months Ended September 30, 2017

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)(3)
Total revenue	$40,060	$10,015
Property operating expenses	13,489	3,372
Net operating income	26,571	6,643
Supervisory, administrative and other expenses	(2,873)	(718)
Depreciation and amortization	(23,333)	(5,832)
Interest expense	(8,508)	(2,127)
Acquisition and other expenses	(902)	(226)
Net loss	$(9,045)	$(2,260)

(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.
(3) NSA's proportionate share of its unconsolidated real estate venture is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate venture to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate venture. The operating agreement of the unconsolidated real estate venture provides for the distribution of net cash flow to the unconsolidated real estate venture’s investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2017 compared to Three Months Ended September 30, 2016

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2017	3Q 2016	Growth	3Q 2017	3Q 2016	Growth	3Q 2017	3Q 2016	Growth	3Q 2017	3Q 2016	Growth
Oregon	50	$8,755	$8,435	3.8%	$2,174	$2,090	4.0%	$6,581	$6,345	3.7%	75.2%	75.2%	—
Texas	48	5,840	5,745	1.7%	2,286	2,249	1.6%	3,554	3,496	1.7%	60.9%	60.9%	—
California	48	11,785	10,739	9.7%	3,389	3,312	2.3%	8,396	7,427	13.0%	71.2%	69.2%	2.0%
Oklahoma	29	3,567	3,600	(0.9)%	1,180	1,247	(5.4)%	2,387	2,353	1.4%	66.9%	65.4%	1.5%
North Carolina	28	3,925	3,678	6.7%	1,174	1,153	1.8%	2,751	2,525	9.0%	70.1%	68.7%	1.4%
Georgia	18	1,710	1,686	1.4%	635	624	1.8%	1,075	1,062	1.2%	62.9%	63.0%	(0.1)%
Washington	14	1,903	1,763	7.9%	539	536	0.6%	1,364	1,227	11.2%	71.7%	69.6%	2.1%
Arizona	13	2,560	2,389	7.2%	781	771	1.3%	1,779	1,618	10.0%	69.5%	67.7%	1.8%
Colorado	8	1,383	1,309	5.7%	475	375	26.7%	908	934	(2.8)%	65.7%	71.4%	(5.7)%
Louisiana	5	625	589	6.1%	233	213	9.4%	392	376	4.3%	62.7%	63.8%	(1.1)%
New Hampshire	4	626	604	3.6%	201	199	1.0%	425	405	4.9%	67.9%	67.1%	0.8%
South Carolina	4	367	358	2.5%	144	145	(0.7)%	223	213	4.7%	60.8%	59.5%	1.3%
Other(1)	8	1,071	980	9.3%	384	361	6.4%	687	619	11.0%	64.1%	63.2%	0.9%
Total/Weighted Average	277	$44,117	$41,875	5.4%	$13,595	$13,275	2.4%	$30,522	$28,600	6.7%	69.2%	68.3%	0.9%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Three Months Ended September 30, 2017 compared to Three Months Ended September 30, 2016
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2017	3Q 2016	Growth	3Q 2017	3Q 2016	Growth	3Q 2017	3Q 2016	Growth
Oregon	20,248	2,527,121	89.2%	91.6%	(2.4)%	91.1%	94.1%	(3.0)%	$14.97	$13.98	7.1%
Texas	18,476	2,624,996	89.8%	88.9%	0.9%	90.0%	90.3%	(0.3)%	9.63	9.41	2.3%
California	28,062	3,566,745	92.0%	91.8%	0.2%	91.7%	92.9%	(1.2)%	13.73	12.32	11.4%
Oklahoma	13,522	1,847,279	86.2%	86.5%	(0.3)%	86.6%	87.1%	(0.5)%	8.68	8.73	(0.6)%
North Carolina	12,581	1,536,384	91.8%	88.8%	3.0%	92.8%	88.9%	3.9%	10.53	10.29	2.3%
Georgia	5,867	770,605	93.2%	94.1%	(0.9)%	93.5%	94.9%	(1.4)%	9.19	8.89	3.4%
Washington	4,789	601,860	91.7%	90.6%	1.1%	92.5%	91.5%	1.0%	13.46	12.63	6.6%
Arizona	7,256	833,120	90.5%	90.2%	0.3%	91.6%	89.7%	1.9%	12.88	12.25	5.1%
Colorado	3,732	452,929	95.5%	94.8%	0.7%	96.6%	96.7%	(0.1)%	12.34	11.68	5.7%
Louisiana	2,283	319,030	82.5%	81.1%	1.4%	81.6%	82.5%	(0.9)%	9.46	9.45	0.1%
New Hampshire	1,758	209,800	92.1%	92.8%	(0.7)%	93.2%	94.4%	(1.2)%	12.40	11.79	5.2%
South Carolina	1,211	147,530	91.5%	91.3%	0.2%	92.1%	92.8%	(0.7)%	10.39	10.11	2.8%
Other(1)	3,190	433,532	93.6%	92.9%	0.7%	93.7%	91.3%	2.4%	10.20	9.51	7.3%
Total/Weighted Average	122,975	15,870,931	90.4%	90.3%	0.1%	90.9%	91.4%	(0.5)%	$11.83	$11.19	5.7%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2017 compared to Nine Months Ended September 30, 2016

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth
Oregon	50	$25,092	$23,887	5.0%	$6,468	$6,272	3.1%	$18,624	$17,615	5.7%	74.2%	73.7%	0.5%
Texas	48	17,147	16,633	3.1%	6,583	6,621	(0.6)%	10,564	10,012	5.5%	61.6%	60.2%	1.4%
California	48	34,102	30,898	10.4%	9,874	9,792	0.8%	24,228	21,106	14.8%	71.0%	68.3%	2.7%
Oklahoma	29	10,542	10,670	(1.2)%	3,523	3,609	(2.4)%	7,019	7,061	(0.6)%	66.6%	66.2%	0.4%
North Carolina	28	11,363	10,594	7.3%	3,480	3,356	3.7%	7,883	7,238	8.9%	69.4%	68.3%	1.1%
Georgia	18	5,038	4,925	2.3%	1,907	1,876	1.7%	3,131	3,049	2.7%	62.1%	61.9%	0.2%
Washington	14	5,477	5,146	6.4%	1,600	1,550	3.2%	3,877	3,596	7.8%	70.8%	69.9%	0.9%
Arizona	13	7,478	6,930	7.9%	2,252	2,188	2.9%	5,226	4,742	10.2%	69.9%	68.4%	1.5%
Colorado	8	3,922	3,805	3.1%	1,199	1,116	7.4%	2,723	2,689	1.3%	69.4%	70.7%	(1.3)%
Louisiana	5	1,823	1,743	4.6%	675	649	4.0%	1,148	1,094	4.9%	63.0%	62.8%	0.2%
New Hampshire	4	1,848	1,732	6.7%	636	632	0.6%	1,212	1,100	10.2%	65.6%	63.5%	2.1%
South Carolina	4	1,078	1,042	3.5%	418	409	2.2%	660	633	4.3%	61.2%	60.7%	0.5%
Other(1)	8	3,077	2,835	8.5%	1,098	1,064	3.2%	1,979	1,771	11.7%	64.3%	62.5%	1.8%
Total/Weighted Average	277	$127,987	$120,840	5.9%	$39,713	$39,134	1.5%	$88,274	$81,706	8.0%	69.0%	67.6%	1.4%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Nine Months Ended September 30, 2017 compared to Nine Months Ended September 30, 2016
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth	YTD 2017	YTD 2016	Growth
Oregon	20,248	2,527,121	89.2%	91.6%	(2.4)%	89.8%	93.1%	(3.3)%	$14.53	$13.37	8.7%
Texas	18,476	2,624,996	89.8%	88.9%	0.9%	89.0%	89.0%	—	9.52	9.20	3.5%
California	28,062	3,566,745	92.0%	91.8%	0.2%	91.2%	91.6%	(0.4)%	13.31	12.05	10.5%
Oklahoma	13,522	1,847,279	86.2%	86.5%	(0.3)%	85.6%	87.3%	(1.7)%	8.65	8.63	0.2%
North Carolina	12,581	1,536,384	91.8%	88.8%	3.0%	91.0%	86.4%	4.6%	10.37	10.19	1.8%
Georgia	5,867	770,605	93.2%	94.1%	(0.9)%	92.8%	94.3%	(1.5)%	9.07	8.71	4.1%
Washington	4,789	601,860	91.7%	90.6%	1.1%	91.0%	92.1%	(1.1)%	13.13	12.12	8.3%
Arizona	7,256	833,120	90.5%	90.2%	0.3%	90.5%	86.7%	3.8%	12.65	12.24	3.3%
Colorado	3,732	452,929	95.5%	94.8%	0.7%	94.4%	95.2%	(0.8)%	11.92	11.49	3.7%
Louisiana	2,283	319,030	82.5%	81.1%	1.4%	79.9%	82.0%	(2.1)%	9.52	9.38	1.5%
New Hampshire	1,758	209,800	92.1%	92.8%	(0.7)%	93.2%	91.9%	1.3%	12.22	11.62	5.2%
South Carolina	1,211	147,530	91.5%	91.3%	0.2%	91.3%	92.8%	(1.5)%	10.29	9.83	4.7%
Other(1)	3,190	433,532	93.6%	92.9%	0.7%	92.4%	90.0%	2.4%	9.90	9.33	6.1%
Total/Weighted Average	122,975	15,870,931	90.4%	90.3%	0.1%	89.9%	90.2%	(0.3)%	$11.58	$10.92	6.0%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Rental revenue
Same store portfolio	$42,700	$40,540	$123,866	$117,078
Non-same store portfolio	22,015	10,723	58,847	18,470
Total rental revenue	64,715	51,263	182,713	135,548

Other property-related revenue
Same store portfolio	1,417	1,335	4,121	3,762
Non-same store portfolio	728	351	1,950	572
Total other property-related revenue	2,145	1,686	6,071	4,334

Property operating expenses
Same store portfolio	13,595	13,275	39,713	39,134
Non-same store portfolio	8,023	4,055	21,457	6,930
Total property operating expenses	21,618	17,330	61,170	46,064

Net operating income
Same store properties	30,522	28,600	88,274	81,706
Non-same store properties	14,720	7,019	39,340	12,112
Total net operating income	45,242	35,619	127,614	93,818

Management fees and other revenue	1,998	—	5,978	—
General and administrative expenses	(7,480)	(5,259)	(22,066)	(14,431)
Depreciation and amortization	(18,463)	(14,319)	(54,946)	(38,299)
Income from operations	21,297	16,041	56,580	41,088

Other (expense) income
Interest expense	(9,157)	(6,265)	(24,788)	(17,050)
Loss on early extinguishment of debt	—	—	—	(136)
Equity in losses of unconsolidated real estate venture	(710)	—	(2,260)	—
Acquisition costs	(139)	(1,737)	(450)	(4,733)
Non-operating expense	(9)	(15)	(75)	(77)
Gain on sale of self storage properties	106	—	5,743	—
Other expense	(9,909)	(8,017)	(21,830)	(21,996)
Income before income taxes	11,388	8,024	34,750	19,092
Income tax expense	(162)	(80)	(767)	(301)
Net income	$11,226	$7,944	$33,983	$18,791

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.83	$11.19	$11.58	$10.92
Total consolidated portfolio	$11.61	$11.24	$11.46	$10.90

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$778	$936	$2,589	$2,442
Revenue enhancing capital expenditures	957	1,385	1,271	2,315
Acquisitions capital expenditures	1,423	2,307	6,149	3,982
Total Consolidated Portfolio Capital Expenditures	$3,158	$4,628	$10,009	$8,739

Property Operating Expenses Detail

Store payroll and related costs	$6,132	$5,136	$17,840	$13,832
Property tax expense	5,209	3,825	14,725	10,204
Other property operating expenses	10,277	8,369	28,605	22,028
Property operating expenses on the Company's statements of operations	$21,618	$17,330	$61,170	$46,064

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,714	$2,959	$10,550	$7,839
Equity-based compensation expense	921	685	2,844	1,913
Other general and administrative expenses	2,845	1,615	8,672	4,679
General and administrative expenses on the Company's statements of operations	$7,480	$5,259	$22,066	$14,431

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per our statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

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Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting its usefulness as a comparative measure.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of NAREIT, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.

The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $9.7 million of fair value of debt adjustments and $6.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

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NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

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NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

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NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2017, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties sold or expected to be sold or where the Company completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.